KRAMER LEVIN NAFTALIS & FRANKEL LLP

February 25, 2010

ISI Strategy Fund, Inc.
40 West 57th Street, 18th Floor
New York, NY 10019

Re:	ISI Strategy Fund, Inc.
Post-Effective Amendment No. 18
File No. 333-31127; ICA No. 811-8291

Gentlemen:

We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 18 to Registration Statement No. 333-31127 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

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